FILED PURSUANT TO RULE 424(B)(3)
REGISTRATION STATEMENT NO. 333-207740

RESOURCE APARTMENT REIT III, INC.

SUPPLEMENT NO. 13 DATED OCTOBER 24, 2019

TO THE PROSPECTUS DATED NOVEMBER 29, 2018

This document supplements, and should be read in conjunction with, the prospectus of Resource Apartment REIT III, Inc. dated November 29, 2018, as supplemented by Supplement No. 11 dated July 24, 2019 and Supplement No. 12 dated August 12, 2019. As used herein, the terms “we,” “our” and “us” refer to Resource Apartment REIT III, Inc. and, as required by context, Resource Apartment OP III, LP, which we refer to as our “Operating Partnership” and to their subsidiaries. Capitalized terms used in this supplement have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose the termination of our primary public offering stage.

Termination of Our Primary Public Offering Stage

On October 24, 2019, our board of directors approved the termination of our primary public offering stage effective October 31, 2019. Subscriptions must be dated on or before October 31, 2019, and subscriptions and all related documents and funds must be received by us in good order by November 15, 2019.

We plan to continue to offer shares under our distribution reinvestment plan after our primary offering stage terminates.